Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports First Quarter 2011 Results

Santa Ana, Calif., May 5, 2011 - SRS Labs, Inc. (NASDAQ: SRSL), officially recognized as one of America’s Greatest Brands and the industry leader in surround sound, audio and voice technologies reported financial results for the first quarter ended March 31, 2011.

Revenues in the first quarter 2011 were $8.2 million, down 2% from $8.4 million in the same period a year ago.  The decrease was primarily attributable to unfavorable market conditions including slower than expected inventory movements in the Flat Panel TV markets. That decline, however, was largely offset by increased revenues in the automotive and personal telecommunications markets.

Operating expenses in the first quarter 2011 increased 13% to $7.8 million from $6.9 million in the same period a year ago.  Other than continuing to add strategic hires, particularly to address new market opportunities and segments, the Company believes it is currently appropriately staffed based on the hiring efforts over the past couple of years.

Net income in the first quarter 2011 was $292,000 or $0.02 per diluted share compared to a net income of $1.5 million or $0.10 per diluted share in the first quarter of 2010.

Quarter-end cash and cash equivalents, and short-term and long-term investments totaled $42.3 million as of March 31, 2011, as compared to $43.1 million at the end of the prior quarter.

Management Commentary

“Our Q1, 2011 results were very close to our expectations,” said Thomas C.K. Yuen, SRS Lab’s Chairman and CEO. “We are also on-track and moving forward with our three key goals for 2011 and 2012 in order to drive top-line growth, diversify our revenue streams and customer base, grow brand awareness, and allow SRS’ class-leading technology solutions to become further woven into the fabric of the products and services that are designed to provide a complete entertainment experience to consumers.”

“I have never been more positive about the outlook for our Company going forward.  Our primary goal is to accelerate our organic expansion to penetrate more deeply within our existing OEM and ODM partners through our traditional IP licensing models and aggressively expand into underserved segments. We expect to continue improving our already dominant share in the TV segment and gain further market share in the PC category by 2012, while in the mobile category, we plan to continue our successful market penetration by leveraging our strategic partnerships with Qualcomm, Texas Instruments, HTC and Samsung Mobile and believe we can become the leading audio technology provider in the Smartphone category. We are also taking full advantage of the rapidly growing media tablet market by positioning our audio and voice technologies as essential components for delivering a great entertainment experience on the go.”

“Next, given the popularity of the web-based entertainment paradigm, we aim to gain a leadership position in this developing market by bringing high quality audio to online streaming and downloading of digital content across the TV, PC, and mobile screens through both our traditional and new business models. Finally, we are committed to work closely with and continue to participate in 3DAA Audio Alliance in order to lead the design, development and deployment of the next generation of audio via object-oriented, Multi-Dimensional Audio — a new standard for better audio.”

“Provided that the negative impact of the disastrous Japanese earthquake and tsunami will abate and does not prolong or expand, our expectations for the rest of 2011 remain unchanged based on our strong pipeline of new opportunities, our expected design wins, contracts signed, and the progress we are making in relation to the above goals. As such, we continue to expect 25% revenue growth in 2011 compared to 2010 and anticipate our profit margins to improve in 2011.”

Conference Call

SRS Labs will hold a conference call later today (May 5, 2011) to discuss these first quarter 2011 financial results. Chairman and CEO Thomas C.K. Yuen and CFO Ulrich Gottschling will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 1-877-353-2262

Conference ID#: 58013001

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.  Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com. The website will host a replay of the call available after 8:00 p.m. Eastern time. Investors may also listen to the replay by dialing 800-642-1687 and entering conference ID#: 58013001, available until May 19, 2011.

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics across the four screens: TV; PC; Mobile Phones; and Automotive Entertainment Systems. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of audio post processing technologies based on the human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers, software developers, and content aggregators, SRS is recognized as the de facto standard in audio enhancement, surround sound, volume leveling, audio streaming, and voice processing technologies. SRS solutions have been included in over two billion electronic products sold worldwide including flat panel HDTVs, AV products, STBs, PCs, mobile phones, and automotive entertainment and telematics systems. For more information, visit www.srslabs.com.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our customers’ and end users’ preferences and expectations, the market demand for our solutions, and our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of changing industry standards, competitive technologies and pricing pressures; the general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies (including the impact of the disaster in Japan) or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling
Chief Financial Officer
SRS Labs, Inc.
Tel 949-442-5596
ir@srslabs.com

Matt Glover
Investor Relations
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$12,301,480	$10,697,827
Accounts receivable, net	1,893,893	1,191,847
Prepaid expenses and other current assets	1,144,798	1,069,900
Short-term investments	24,436,000	19,033,000
Total Current Assets	39,776,171	31,992,574

Long-term investments	5,568,000	13,323,000
Property and equipment, net	1,101,665	672,220
Intangible assets, net	2,675,393	2,761,432
Deferred income taxes, net	9,409,633	8,597,619
Total Assets	$58,530,862	$57,346,845

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$722,911	$516,470
Accrued liabilities	1,423,987	1,434,970
Deferred revenue	526,172	601,825
Total Current Liabilities	2,673,070	2,553,265

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value; 56,000,000 shares authorized; 14,904,085 issued and 14,874,754 outstanding at March 31, 2011 and 14,807,070 shares issued and outstanding at December 31, 2010	14,905	14,808
Additional paid-in capital	69,552,431	68,520,878
Treasury stock at cost, 29,331 and 0 shares at March 31, 2011 and December 31, 2010, respectively	(259,805)	—
Accumulated deficit	(13,449,739)	(13,742,106)
Total Stockholders’ Equity	55,857,792	54,793,580
Total Liabilities and Stockholders’ Equity	$58,530,862	$57,346,845

SRS LABS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues	$8,181,193	$8,385,391
Cost of sales	147,131	64,484
Gross profit	8,034,062	8,320,907

Operating expenses (i):
Sales and marketing	3,801,717	3,420,544
Research and development	2,313,675	1,889,993
General and administrative	1,668,187	1,565,298
Total operating expenses	7,783,579	6,875,835

Operating income	250,483	1,445,072
Other income, net	44,667	29,639
Income before income taxes	295,150	1,474,711
Income taxes	2,783	8,367
Net income	$292,367	$1,466,344

Net income per common share:
Basic	$0.02	$0.10
Diluted	$0.02	$0.10

Weighted average shares used in the per common share calculation:
Basic	14,866,238	14,572,269
Diluted	15,884,335	15,320,917

(i)  Includes share-based compensation expense as follows:

	Three Months Ended
	March 31,
	2011	2010

Sales and marketing	219,749	177,195
Research and development	148,806	149,508
General and administrative	259,664	254,459
Total share-based compensation expense	628,219	581,162